EXHIBIT 24.1

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS:

That each person whose signature appears below, as a Director or Officer of Monsanto Company (the “Company”), a Delaware corporation with its general offices in the County of St. Louis, Missouri, does hereby make, constitute and appoint CHARLES W. BURSON, NANCY E. HAMILTON, SONYA M. DAVIS or MICHAEL L. DECAMP, or any one of them acting alone, his or her true and lawful attorneys, with full power of substitution and resubstitution, in his or her name, place and stead, in any and all capacities, to execute and sign the Company’s Annual Report on Form 10-K, and any and all amendments thereto, and documents in connection therewith, to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, giving and granting unto said attorneys full power and authority to do and perform such actions as fully as they might have done or could do if personally present and executing any of said documents.

Dated and effective as of the 6th of November 2003.

/s/ Frank V. AtLee III	/s/ Hugh Grant

Frank V. AtLee III, Director,	Hugh Grant, Chairman of the Board,
President and Chief Executive Officer
(Principal Executive Officer)

/s/ Gwendolyn S. King	/s/ Sharon R. Long

Gwendolyn S. King, Director	Sharon R. Long, Director

/s/ C. Steven McMillan	/s/ William U. Parfet

C. Steven McMillan, Director	William U. Parfet, Director

/s/ George H. Poste	/s/ Robert J. Stevens

George H. Poste, Director	Robert J. Stevens, Director

/s/ Terrell K. Crews	/s/ Richard B. Clark

Terrell K. Crews, Executive Vice President,	Richard B. Clark, Vice President
Chief Financial Officer	and Controller (Principal Accounting
(Principal Financial Officer)	Officer)